CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in the Statements of Additional Information constituting part of this Post-Effective Amendment No. 6 to Registration Statement File No. 333-61380 on Form N-4 (the "Registration Statement") of (1) our reports dated March 31, 2005 relating to the financial statements of Separate Accounts No. 49 and No. 45 of AXA Equitable Life Insurance Company for the year ended December 31, 2004, and (2) our report dated March 31, 2005 relating to the consolidated financial statements of AXA Equitable Life Insurance Company for the year ended December 31, 2004. We also consent to the incorporation by reference in the Prospectuses of our reports dated March 31, 2005 appearing on page F-1 and page F-55 of AXA Equitable Life Insurance Company's Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the headings "About our independent registered public accounting firm" in the Prospectuses and "Custodian and independent registered public accounting firm" in the Statements of Additional Information.




/s/ PricewaterhouseCoopers LLP
New York, New York
April 20, 2005